                                                                   EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Voice Powered Technology International, Inc.
Sherman Oaks, California



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of our report dated February 26, 1996, accompanying the financial statements of Voice Powered Technology International, Inc. (the "Company") as of December 31, 1995 and 1994, and for each of the two years then ended, as included in the Company's Annual Report on Form 10-KSB for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus which is part of such Registration Statement.



                                         /s/  BDO SEIDMAN, LLP
                                         -----------------------------------
                                              BDO SEIDMAN, LLP


Los Angeles, California
May 9, 1996